                                                                     EXHIBIT 4.5

                               THIRD AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT


     This Third Amendment to Amended and Restated Credit Agreement (this "Amendment"), dated as of May 20, 1997, is by and among Gaylord Container Corporation, a Delaware corporation (the "Borrower"), the undersigned financial institutions in their capacities as lenders (collectively, the "Banks"), and Bankers Trust Company, as agent (the "Agent") for the Banks.

                             W I T N E S S E T H :

     WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Amended and Restated Credit Agreement dated as of November 17, 1986 and amended and restated as of June 30, 1995, and as further amended as of May 30, 1996 and as of July 19, 1996 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the "Credit Agreement"), pursuant to which the Banks have provided to the Borrower credit facilities and other financial accommodations; and

     WHEREAS, the Borrower has requested that the Agent and the Banks amend the Credit Agreement in certain respects as set forth herein and the Banks and the Agent are agreeable to the same, subject to the terms and conditions hereof;

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants contained herein, and other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

    1. Defined Terms. Terms capitalized herein and not otherwise defined herein are used with the meanings ascribed to such terms in the Credit Agreement.

    2. Amendments to Credit Agreement. The Credit Agreement is, as of the Effective Date (as defined below), hereby amended as follows:

     (a) Section 5.1(j) of the Credit Agreement is hereby amended by deleting such Section in its entirety and replacing it with the following:

           "(j)Adjusted Consolidated Net Worth. The Borrower's Adjusted Consolidated Net Worth as of the end of each Fiscal Quarter ending on or after the Fiscal Quarter ended in June, 1996 as specified below shall not be less than the applicable amount set forth in the table below:

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                                                             Minimum Adjusted
                  Fiscal Quarter Ended                    Consolidated Net Worth
                  --------------------                    ----------------------
Fiscal Quarter ended in June, 1996                               $  100,000,000

Fiscal Quarter ended in September,                               $   94,000,000
1996
Fiscal Quarter ended in December,                                $   80,000,000
1996
Fiscal Quarter ended in March, 1997                              $   68,000,000

Fiscal Quarter ended in June, 1997                               $   58,000,000

Fiscal Quarter ended in September,                               $   48,000,000
1997
Fiscal Quarter ended in December,                                $   37,000,000
1997
Fiscal Quarter ended in March, 1998                              $   30,000,000

Fiscal Quarter ended in June, 1998                               $   26,000,000

Fiscal Quarter ended in September,                               $   24,000,000
1998
Fiscal Quarter ended in December,                                $   25,000,000
1998
Fiscal Quarter ended in March, 1999                              $   27,000,000

Fiscal Quarter ended in June, 1999                               $   38,000,000

Fiscal Quarter ended in September,                               $   50,000,000"
1999 and each Fiscal Quarter ended
thereafter


     (b) Section 5.1(l) of the Credit Agreement is hereby amended by deleting subsection (i) thereof in its entirety and replacing it with the following:

           "(i)   Maintain for each Fiscal Quarter, a ratio (the "Interest
      Coverage Ratio") of (A) EBITDA for the four preceding Fiscal Quarters ending on the last day of the Fiscal Quarter set forth below to (B) Interest Expense of the Borrower for the same four Fiscal Quarters, which is equal to or greater than those set forth below:


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                    Fiscal Quarter                 Interest Coverage Ratio
                    --------------                 -----------------------
ending June 30, 1996                                     2.27 to 1.00

ending September 30, 1996                                1.80 to 1.00

ending December 31, 1996                                 1.07 to 1.00

ending March 31, 1997                                    0.81 to 1.00

ending June 30, 1997                                     0.50 to 1.00

ending September 30, 1997                                0.35 to 1.00

ending December 31, 1997                                 0.30 to 1.00

ending March 31, 1998                                    0.40 to 1.00

ending June 30, 1998                                     0.70 to 1.00

ending September 30, 1998                                1.00 to 1.00

ending December 31, 1998                                 1.20 to 1.00

ending March 31, 1999                                    1.40 to 1.00

ending June 30, 1999                                     1.65 to 1.00

ending September 30, 1999                                1.95 to 1.00"
and each Fiscal Quarter ending
thereafter



    3. Amendment Fee. In consideration of the execution of this Amendment by the Agent and the Banks, the Borrower hereby agrees to pay each Bank which executes this Amendment on or prior to May 20, 1997 a fee (the "Amendment Fee") in an amount equal to such Bank's Maximum Commitment multiplied by one-eighth of one percent (1/8 of 1%).

    4. Borrower's Representations and Warranties. In order to induce the Agent and the Banks to enter into this Amendment, the Borrower hereby represents and nwarrants to the Agent and the Banks that:

                 (i) the Borrower has the right, power and capacity and has been duly authorized and empowered by all requisite corporate and shareholder action to enter into, execute, deliver and perform this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment;

                 (ii) this Amendment constitutes the Borrower's legal, valid and binding obligation, enforceable against it, except as enforcement thereof may be subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or







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            similar laws affecting creditors' rights generally and general principles of equity (regardless of whether such enforcement is sought in a proceeding in equity or at law or otherwise);


                 (iii) the Borrower's execution, delivery and performance of this Amendment do not and will not violate its Certificate of Incorporation or By-laws, any law, rule, regulation, order, writ, judgment, decree or award applicable to it or any contractual provision to which it is a party or to which it or any of its property is subject;

                 (iv) no authorization or approval or other action by, and no notice to or filing or registration with, any governmental authority or regulatory body (other than those which have been obtained and are in force and effect) is required in connection with its execution, delivery and performance of this Amendment and all agreements, documents and instruments executed and delivered pursuant to this Amendment; and

                 (v) no Event of Default or Unmatured Event of Default exists under the Credit Agreement or would exist after giving effect to the transactions contemplated by this Amendment.

     5. Conditions to Effectiveness of Amendment. This Amendment shall become effective on the date (the "Effective Date") each of the following conditions precedent is satisfied:

     (a) Execution and Delivery. The Borrower, the Agent, and the Required Banks shall have executed and delivered this Amendment.

     (b) No Defaults. No Unmatured Event of Default or Event of Default under the Credit Agreement (as amended hereby) shall have occurred and be continuing.

     (c) Representations and Warranties. The representations and warranties of the Borrower contained in this Amendment and in the Credit Agreement (as amended hereby) shall be true and correct in all material respects as of the Effective Date, with the same effect as though made on such date, except to the extent that any such representation or warranty relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

     (d) Payment of Amendment Fee. The Borrower shall have paid in full to the Agent, for ratable distribution to those Banks that have signed this Amendment on or prior to May 20, 1997, an amount equal to the Amendment Fee; provided, however, that the Amendment Fee shall be payable only in the event that this Amendment has been executed by the Agent and the Required Banks.

     (e) Deliveries. The Borrower shall have duly executed and delivered to the Agent a certificate of a Responsible Officer of the Borrower dated as of the Effective Date certifying as to the conditions precedent set forth in Sections 5(b) and (c) of this Amendment.



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


     6. Miscellaneous.  The parties hereto hereby further agree as follows:

        (a) Costs, Expenses and Taxes. The Borrower hereby agrees to pay all reasonable fees, costs and expenses of the Agent incurred in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of Winston & Strawn, counsel to the Agent.

        (b) Counterparts. This Amendment may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same document with the same force and effect as if the signatures of all of the parties were on a single counterpart, and it shall not be necessary in making proof of this Amendment to produce more than one (1) such counterpart.

        (c) Headings. Headings used in this Amendment are for convenience of reference only and shall not affect the construction of this Amendment.

        (d) Integration. This Amendment and the Credit Agreement (as amended hereby) constitute the entire agreement among the parties hereto with respect to the subject matter hereof.

        (e) Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK (WITHOUT REFERENCE TO CONFLICT OF LAWS PRINCIPLES).

        (f) Binding Effect. This Amendment shall be binding upon and inure to the benefit of and be enforceable by the Borrower, the Agent and the Banks and their respective successors and assigns. Except as expressly set forth to the contrary herein, this Amendment shall not be construed so as to confer any right or benefit upon any Person other than the Borrower, the Agent and the Banks and their respective successors and permitted assigns.

        (g) Amendment; Waiver. The parties hereto agree and acknowledge that nothing contained in this Amendment in any manner or respect limits or terminates any of the provisions of the Credit Agreement or any of the other Basic Agreements other than as expressly set forth herein and further agree and acknowledge that the Credit Agreement (as amended hereby) and each of the other Basic Agreements remain and continue in full force and effect and are hereby ratified and confirmed. Except to the extent expressly set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any rights, power or remedy of the Banks or the Agent under the Credit Agreement or any other Basic Agreement, nor constitute a waiver of any provision of the Credit Agreement or any other Basic Agreement. No delay on the part of any Bank or the Agent in exercising any of their respective rights, remedies, powers and privileges under the Credit Agreement or any of the Basic Agreements or partial or single exercise thereof, shall constitute a waiver thereof. None of the terms and conditions of this Amendment may be changed, waived, modified or varied in any manner, whatsoever, except in accordance with
Section 9.1 of the Credit Agreement.

                            [signature page follows]



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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first written above.


                                                   GAYLORD CONTAINER CORPORATION

                                        By:    Thomas M. Steffen
                                               ------------------------
                                        Name:  Thomas M. Steffen
                                               ------------------------
                                        Title: Assistant Treasurer
                                               ------------------------


                                        BANKERS TRUST COMPANY, in its individual
                                            capacity and as Agent

                                        By:    Mary Jo Jolly
                                               ------------------------
                                        Name:  Mary Jo Jolly
                                               ------------------------
                                        Title: Assistant Vice President
                                               ------------------------

                                        THE BANK OF NEW YORK

                                        By:    John C. Lambert
                                               ------------------------
                                        Name:  John C. Lambert
                                               ------------------------
                                        Title: Vice President
                                               ------------------------




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
                                        BANKERS TRUST (DELAWARE)

                                        By:    James H. Scallcamp
                                               ------------------------

                                        Name:  James H. Scallcamp
                                               ------------------------

                                        Title: President
                                               ------------------------


                                        CAISSE NATIONAL DE CREDIT AGRICOLE

                                        By:    Dean Balice
                                               ------------------------

                                        Name:  Dean Balice
                                               ------------------------

                                        Title: Senior Vice President
                                               Branch Manager
                                               ------------------------


                                        HARRIS TRUST AND SAVINGS BANK

                                        By:    D.R. Casper
                                               ------------------------

                                        Name:  D.R. Casper
                                               ------------------------

                                        Title: SVP
                                               ------------------------


                                        NATIONSBANK, N.A.

                                        By:    Michael Short
                                               ------------------------

                                        Name:  Michael Short
                                               ------------------------

                                        Title: Senior Vice President
                                               ------------------------


                                        CHRISTIANIA BANK

                                        By:    Carl Petter Svendsen
                                               ------------------------

                                        Name:  Carl Petter Svendsen
                                               ------------------------

                                        Title: First Vice President
                                               ------------------------



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                                        HELLER FINANCIAL, INC.

                                        By:    Salvatore Salzillo
                                               ------------------------

                                        Name:  Salvatore Salzillo
                                               ------------------------

                                        Title: AVP
                                               ------------------------


                                        TRANSAMERICA BUSINESS CREDIT CORP.

                                        By:    Perry Vavoules
                                               ------------------------

                                        Name:  Perry Vavoules
                                               ------------------------

                                        Title: Senior Vice President
                                               ------------------------


                                        NATIONAL BANK OF CANADA

                                        By:    William W. Mucker
                                               ------------------------

                                        Name:  William W. Mucker
                                               ------------------------

                                        Title: Assistant Vice President
                                               ------------------------

                                        By:    Leroy A. Irvin
                                               ------------------------

                                        Name:  Leroy A. Irvin
                                               ------------------------

                                        Title: Vice President
                                               ------------------------







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